Exhibit 10.18

CIRCLE INTERNET GROUP, INC.

NON-QUALIFIED SHARE OPTION AWARD AGREEMENT

This Non-Qualified Share Option Award Agreement (“Agreement”) is entered into by and between Circle Internet Group, Inc. (the “Company”) and the participant whose name appears below (the “Participant”) in order to set forth the terms and conditions of the Non-Qualified Share Options (the “Options”) granted to the Participant under the Circle Internet Group, Inc. 2025 Omnibus Incentive Plan (the “Plan”).

Participant’s Name

Award Type	Options

Date of Grant

Number of Shares Subject to Options

Per Share Exercise Price

Vesting Schedule

Vesting Commencement Date

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant, the Options, with the per Share exercise price and the Vesting Schedule as set forth above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Agreement as of the Date of Grant.

CIRCLE INTERNET GROUP, INC.		PARTICIPANT

By:
	Name:	Name:
Title:

1. CIRCLE INTERNET GROUP, INC.

CIRCLE INTERNET GROUP, INC. 2025 OMNIBUS INCENTIVE PLAN

Terms and Conditions of Option Grant

1.

GRANT OF OPTIONS. The Options have been granted to the Participant as an incentive for the Participant to continue to provide services to the Company and its Affiliates, including any Affiliate employing the Participant (the “Employer”), and to align the Participant’s interests with those of the Company. Each Option represents an option to purchase one Share at the per Share exercise price set forth on the first page of this Agreement. The Options are not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”), as amended.

2.	VESTING; TERMINATION OF SERVICE.

(a)

The Options shall vest in accordance with the Vesting Schedule, subject to the Participant’s continuous service with the Company and its Affiliates through each applicable vesting date. Unless determined otherwise by the Committee, any unvested portion of the Options shall be immediately forfeited upon the Participant’s Termination of Service for any reason, any vested but unexercised portion of the Options may be exercised by the Participant for a period of three (3) months following the date of Termination of Service (or, if earlier, the Expiration Date (as defined below)); provided that, in the event of a Termination of Service due to Participant’s death or Disability (within the meaning of Section 22(e)(3) of the Code), the Options may be exercised by the Participant (or Participant’s estate, as applicable) for a period of one (1) year following the date of Termination of Service; provided further, that unless determined otherwise by the Committee, in the event of the Participant’s Termination of Service by the Company or the Employer for Cause or breach of any restrictive covenants to which the Participant is subject with respect to the Company or its Affiliates (including those set forth in the Restrictive Covenant Agreement (as defined below)), all vested Options shall be immediately forfeited.

(b)

Notwithstanding Section 2(a), if, as of the date of the Participant’s Termination of Service, the Participant is an active participant in the Circle Internet Group, Inc. Executive Severance Plan (the “ESP”) and the Participant experiences a Qualified Termination Event (as defined in the ESP) under the ESP, the Options granted hereunder will be treated in accordance with the terms of the ESP.

(c)

Notwithstanding Section 2(a), but without limiting the potential benefits to be provided under the ESP, if the Participant experiences a Governmental Service Termination (as defined below) before the first anniversary of the Date of Grant), then the Options shall vest and become exercisable with respect to a pro-rata portion based on the number of months between (and including) the month in which the Date of Grant occurs and the month in which the Participant’s Termination of Service occurs. For purposes of this Agreement, (i) “Governmental Service

Termination” mean Participant’s Termination of Service due to the Participant’s acceptance of employment in a Governmental Position (as defined below); provided that the Participant (A) provides at least sixty (60) days’ advance written notice of the Participant’s intent to resign to accept a Governmental Position (whether as a result of appointment or election), (B) has presented the Company with satisfactory evidence demonstrating that the Participant’s resignation is for the purposes of accepting a Governmental Position, and (C) has presented the Company with satisfactory evidence demonstrating that as a result of such appointment or election to a Governmental Position, the divestiture of the Participant’s continued interest in the Options or continued ownership of the Company’s Shares or other securities is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law, regulation, or policy applicable to the Participant in such Governmental Position; and (ii) “Governmental Position” means a full-time position that is either (A) a position appointed by the President of the United States or (B) a position elected or appointed within a U.S. federal governmental department or agency or within any entity established or chartered by an Act of Congress.

3.

TERM OF OPTIONS. The term of the Options shall expire at the close of the principal stock market or exchange on which the Shares are quoted or traded on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”), unless terminated earlier in accordance herewith. In no event may any portion of the Options be exercised after the Expiration Date.

4.

MANNER OF EXERCISE. To the extent that the Options have become vested and exercisable in accordance with Section 2, the Options may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the Expiration Date, subject to the provisions of the Plan and this Agreement. To exercise the Options, the Participant must comply with Section 6 and: deliver to the Company a written notice specifying the number of Shares to be purchased; and remit the aggregate exercise price to the Company in full, payable in the manner determined by the Committee from time to time in its full and sole discretion, which may include: (A) in cash or by check, bank draft or money order payable to the order of the Company; (B) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon exercise of the Options and to deliver promptly to the Company an amount of the proceeds of such sale equal to the aggregate exercise price; (C) by a “net exercise” under which the Company reduces the number of Shares otherwise issuable to the Participant upon such exercise by the number of Shares with an aggregate Fair Market Value that equals the aggregate exercise price; or (D) any other method acceptable to the Committee.

5.

NONTRANSFERABILITY. No portion of the Options may be sold, assigned, transferred, encumbered, hypothecated, or pledged by the Participant, other than (i) to the Company as a result of forfeiture of the Options or (ii) by will or the applicable laws of descent and distribution or (iii) as otherwise provided by the Committee. During the lifetime of the Participant, the Options may be exercised only by the Participant or the Participant’s guardian or legal representative. This provision shall not apply to any Shares received upon exercise of the Options.

6.	TAX AND WITHHOLDING.

(a)

The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including but not limited to the grant, vesting or exercise of the Options or the subsequent sale of Shares acquired on exercise of the Options; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)

In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax- Related Items in the manner determined by the Company and/or the Employer from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, (ii) requiring the Participant to remit the aggregate amount of such Tax- Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company or the Employer; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon exercise of the Options and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net exercise” under which the Company reduces the number of Shares otherwise issuable to the Participant upon exercise of the Options by the number of Shares with an aggregate Fair Market Value that equals the amount of the Tax-Related Items; or (v) any other method of withholding determined by the Company and permitted by applicable law.

(c)

Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised portion of the Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)

Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Common Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

7.	RIGHTS AS SHAREHOLDER. The Participant will not have any rights as a shareholder in the Shares corresponding to the Options prior to exercise of the Options.

8.

SECURITIES LAW COMPLIANCE. The Company may, if it determines it is appropriate, affix any legend to the share certificates representing Shares issued upon exercise of the Options and any share certificates that may subsequently be issued in substitution for the original certificates. The Company may advise the transfer agent to place a stop order against such Shares if it determines that such an order is necessary or advisable.

9.

COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Shares issued upon exercise of the Options (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

10.

RESTRICTIVE COVENANTS. As a condition precedent to, and as additional consideration for, the grant of the Options hereunder, the Participant agrees to abide by the terms of any restrictive covenant or employment agreement previously entered into by and between the Participant and the Employer (the “Restrictive Covenant Agreement”) and incorporated herein by reference.

11.	MISCELLANEOUS.

(a)

No Right to Continued Employment or Service. This Agreement shall not confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate, including the Employer, or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or an Affiliate, including the Employer, to modify the terms of or terminate the Participant’s employment or service at any time.

(b)

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the Options.

(c)

Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Options are subject to the terms and conditions of Section 19 of the Plan (regarding reduction, cancellation, forfeiture or recoupment of Awards upon the occurrence of certain specified events) and that the Participant and the Options are subject to the Circle Internet Group, Inc. Compensation Recovery Policy or any other clawback policy adopted by the Company (as applicable, a “Clawback Policy”). In consideration of the grant of the Options under this Agreement, the Participant agrees that, to the extent that the Participant is or becomes covered by the Clawback Policy, the Options granted to the Participant pursuant to this Agreement and any Shares issued upon exercise thereof shall be subject to such Clawback Policy as may be in effect from time to time. In the event it is determined that any amounts granted, awarded, paid or otherwise provided to or earned by the Participant must be forfeited or reimbursed to the Company pursuant to any such Clawback Policy, the Participant agrees that the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement.

(d)

Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Options shall not be included in or deemed to be a part of (i) salary, normal salary or other ordinary compensation, (ii) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any bonus, severance benefit, pension, retirement, termination or dismissal indemnity, retirement indemnity or other benefit arrangement of the Company or (iii) any calculation of base pay or regular pay for any purpose.

(e)

Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

(f)

Amendment. Subject to the restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement or the Plan. Subject to the Company’s rights pursuant to Sections 5(c), 15 and 20 of the Plan, no amendment of the Plan or this Agreement may, without the consent of the Participant, adversely affect the rights of the Participant in a material manner with respect to the Options granted pursuant to this Agreement.

(g)

Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(h)

Entire Agreement. This Agreement, the Plan and the Restrictive Covenant Agreement contain all of the understandings between the Company and the Participant concerning the Options granted hereunder and supersede all prior agreements and understandings.

(i)

Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the Participant’s death, acquire any rights hereunder in accordance with this Agreement or the Plan.

(j)

Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(k)

Compliance with Section 409A of the Internal Revenue Code. The Options are intended to comply with, or be exempt from, Section 409A of the Code (“Section 409A”) and shall be interpreted in accordance with Section 409A and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. The Company reserves the right to modify the terms of this Agreement, including, without limitation, the payment provisions applicable to the Options, to the extent necessary or advisable to comply with Section 409A and reserves the right to make any changes to the Options so that the Options do not become deferred compensation under Section 409A.

Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or an Affiliate, including the Employer, be liable to the Participant on account of failure of the Options to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.